Exhibit 99.1

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net sales	$95,690	$80,399	$181,312	$154,298
Cost of sales	22,550	20,103	42,808	38,174
Gross profit	73,140	60,296	138,504	116,124
Operating expenses:
Selling, general and administrative	66,188	53,137	128,163	106,787
Research and development	34,426	33,234	65,152	68,405
Acquired in-process research and development	2,500	3,000	14,229	3,000
Total operating expenses	103,114	89,371	207,544	178,192
Loss from operations	(29,974)	(29,075)	(69,040)	(62,068)
Non-operating expense:
Interest income	2,828	1,894	5,911	3,542
Interest expense	(3,354)	(3,399)	(6,804)	(6,807)
Charges associated with convertible senior notes	(18,012)	—	(18,012)	—
Other expense, net	(1,701)	(1,797)	(2,729)	(1,269)
Total non-operating expense	(20,239)	(3,302)	(21,634)	(4,534)
Loss before taxes	(50,213)	(32,377)	(90,674)	(66,602)
Income tax provision	331	435	708	836
Net loss	$(50,544)	$(32,812)	$(91,382)	$(67,438)

Basic and diluted net loss per share	$(1.00)	$(0.68)	$(1.82)	$(1.40)

Weighted average shares used to compute basic and diluted net loss per share	50,715	48,281	50,169	48,082

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	June 30,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$68,075	$93,467
Short-term investments	193,589	201,964
Accounts receivable, net	51,217	39,850
Inventory	56,480	41,986
Prepaid expenses and other current assets	14,420	18,194
Total current assets	383,781	395,461
Restricted cash	4,733	5,856
Property and equipment, net	100,230	103,212
Operating lease right-of-use assets	26,430	27,146
Finance lease right-of-use asset	42,970	44,180
Intangible assets, net	275,673	282,956
Goodwill	66,134	66,134
Deposits and other assets	19,725	15,469
Total assets	$919,676	$940,414

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$11,560	$13,440
Accrued liabilities	58,523	60,574
Total current liabilities	70,083	74,014
Convertible senior notes	56,692	282,773
Operating lease liability	29,912	30,427
Finance lease liability	70,009	70,538
Deferred tax liability, net	7,142	7,144
Other liabilities	20,678	13,752
Total liabilities	254,516	478,648

Stockholders' equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 150,000 shares authorized; 54,852 and 49,148 shares issued and 54,824 and 49,120 shares outstanding as of June 30, 2024 and December 31, 2023, respectively	55	49
Additional paid-in capital	1,353,495	1,059,751
Accumulated other comprehensive income	2,191	1,165
Accumulated deficit	(690,449)	(599,067)
Less treasury stock (28 shares as of June 30, 2024 and December 31, 2023)	(132)	(132)
Total stockholders’ equity	665,160	461,766
Total liabilities and stockholders' equity	$919,676	$940,414

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Q2 2024				Q2 2023
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Cost of sales	$22,550	$(5,523)	(a)	$17,027	$20,103	$(5,523)	(a)	$14,580

Gross Margin	76.4%	5.8%		82.2%	75.0%	6.9%		81.9%

Operating expenses:
Selling, general and administrative	$66,188	$(705)	(b)	$65,483	$53,137	$(705)	(b)	$52,432

Loss from operations	$(29,974)	$6,228		$(23,746)	$(29,075)	$6,228		$(22,847)

Non-operating expense:
Charges associated with convertible senior notes	$(18,012)	$18,012	(c)	$—	$—	$—		$—

Net loss	$(50,544)	$24,240	(d)	$(26,304)	$(32,812)	$6,228	(d)	$(26,584)

Basic and diluted net loss per share	$(1.00)	$0.48		$(0.52)	$(0.68)	$0.13		$(0.55)

(a)	Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $5.5 million.
(b)	Avedro acquisition-related amortization expense of customer relationship intangible assets of $0.7 million.
(c)	Expenses associated with the exchange of convertible senior notes, consisting of a non-cash inducement charge of $17.4 million and direct transaction costs of $0.6 million.
(d)

Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2024 and 2023.

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Year-to-Date Q2 2024				Year-to-Date Q2 2023
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$42,808	$(11,046)	(a)	$31,762	$38,174	$(11,046)	(a)	$27,128

Gross Margin	76.4%	6.1%		82.5%	75.3%	7.1%		82.4%

Operating expenses:
Selling, general and administrative	$128,163	$(1,410)	(b)	$126,753	$106,787	$(1,410)	(b)	$105,377

Loss from operations	$(69,040)	$12,456		$(56,584)	$(62,068)	$12,456		$(49,612)

Non-operating expense:
Charges associated with convertible senior notes	$(18,012)	$18,012	(c)	$—	$—	$—		$—

Net loss	$(91,382)	$30,468	(d)	$(60,914)	$(67,438)	$12,456	(d)	$(54,982)

Basic and diluted net loss per share	$(1.82)	$0.61		$(1.21)	$(1.40)	$0.26		$(1.14)

(a)	Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $11.0 million.
(b)	Avedro acquisition-related amortization expense of customer relationship intangible assets of $1.4 million.
(c)	Expenses associated with the exchange of convertible senior notes, consisting of a non-cash inducement charge of $17.4 million and direct transaction costs of $0.6 million.
(d)

Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2024 and 2023.

Reported Sales vs. Prior Periods (in thousands)
				Year-over-Year Percent Change			Quarter-over-Quarter Percent Change
	2Q 2024	2Q 2023	1Q 2024	Reported	Operations (1)	Currency (2)	Reported	Operations (1)	Currency (2)

International Glaucoma	$26,131	$22,305	$25,238	17.1%	21.0%	(3.9%)	3.5%	5.1%	(1.6%)

Total Net Sales	$95,690	$80,399	$85,622	19.0%	20.1%	(1.1%)	11.8%	12.2%	(0.4%)

(1)	Operational growth excludes the effect of translational currency
(2)	Calculated by converting the current period numbers using the prior period’s average foreign exchange rates